Exhibit 5.2

[Letterhead of McGuireWoods]

February 12, 2020

Biofrontera AG

Hemmelrather Weg 201

D-51377 Leverkusen Germany

Biofrontera AG

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to Biofrontera AG, a German stock corporation (the “Company”) in connection with the Registration Statement on Form F-3, Registration No. 333-236021, filed by the Company on January 22, 2020 with the Securities and Exchange Commission (the “SEC”) and subsequent Amendment No. 1 to Registration Statement on Form F-3/A to be filed by the Company with the SEC on the date of this opinion letter (together, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of $100,000,000 of certain Ordinary Shares, American Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Units (each as defined below) (such securities, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 9 of Form F-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indentures (as defined below).

The Securities are described in the Registration Statement. We understand that the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Units will be issued as follows:

(a) the senior debt securities and subordinated debt securities described in the Registration Statement (collectively, the “Debt Securities”) will be issued pursuant to a senior debt indenture proposed to be entered into between the Company and the trustee to be named therein, as senior debt trustee (the “Senior Debt Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Base Senior Indenture”) or a subordinated debt indenture proposed to be entered into between the Company and the trustee to be named therein, as subordinated debt trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, the “Trustees”), the form of which is filed as an exhibit to the Registration Statement (the “Base Subordinated Indenture” and together with the Base Senior Indenture, the “Base Indentures”) and each of which may be supplemented from time to time by supplemental indentures (the “Supplemental Indentures”), to be entered into between the Company and the applicable Trustee (the Base Indentures, as supplemented by the Supplemental Indentures, the “Indentures”);

(b) the warrants described in the Registration Statement (the “Warrants”) to purchase Debt Securities, the Company’s ordinary shares, €1.00 nominal value per share (the “Ordinary Shares”) or the American Depositary Shares, each representing two Ordinary Shares (the “American Depositary Shares”) shall be designated by the Company at the time of the offering and will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and applicable warrant agent to be named therein;

Biofrontera AG
February 12, 2020

(c) the rights described in the Registration Statement (the “Subscription Rights”) to subscribe for Ordinary Shares or American Depositary Shares shall be designated by the Company at the time of the offering and will be issued pursuant to one or more rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and subscription agent, underwriters and/or purchasers to be named therein;

(d) the purchase contracts described in the Registration Statement (the “Purchase Contracts”) for the purchase or sale of the Company’s equity securities shall be designated by the Company at the time of the offering and will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into between the Company and holder or other counterparty thereof to be named therein; and

(e) the units described in the Registration Statement (the “Units”) consisting of any combination of Ordinary Shares, American Depositary Shares, Debt Securities, Warrants, Subscription Rights, and/or Purchase Contracts will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and a bank or other financial institution, as unit agent.

As used herein, the Indentures, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition we have examined and relied upon the originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

Biofrontera AG
February 12, 2020

(b) Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of incorporation or formation. All parties to the Subject Documents have or will have, as of the date the Subject Documents are executed and delivered, the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder. All individuals who will sign each Subject Document will have, as of the date the Subject Documents are executed and delivered, the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

(g) Form and Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the applicable Base Indenture. Each other Subject Document, the form of which has been filed, or will be filed by amendment, as an exhibit to the Registration Statement, will be consistent with such form. The Indentures and each Supplemental Indenture (and each Debt Security), Warrant Agreements (and each Warrant), Subscription Rights Agreements (and each Right to Subscribe for Ordinary Shares or American Depositary Shares), the Purchase Contract Agreements (and each Purchase Contract), and Unit Agreements (and each Unit) will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental authority to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i) Governmental Approvals. All consents, approvals and authorizations of, filings with and notices to, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company under Applicable Law as of the date hereof.

Biofrontera AG
February 12, 2020

(j) Registration; Trust Indenture Act. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indentures will be qualified under the Trust Indenture Act of 1939, as amended.

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents except for, in the case of the terms of the Base Indentures, the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) specific authorization for the issuance, execution, delivery and performance by proper action of the shareholders, management board, and supervisory board of the Company under German law (the “Authorizing Resolutions”) with respect to such Debt Securities have been adopted, (b) the terms of the applicable Supplemental Indenture and such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions, and the applicable Indenture, (c) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, under the laws of the State of New York.

2. Warrants. With respect to any Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of the applicable Warrant Agreement and such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

3. Subscription Rights. With respect to any Subscription Rights, when (a) Authorizing Resolutions with respect to the Subscription Rights have been adopted, (b) the terms of the applicable Subscription Rights Agreement and such Subscription Rights and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Subscription Rights have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Subscription Rights have been authenticated or countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Biofrontera AG
February 12, 2020

4. Purchase Contracts. With respect to any Purchase Contracts, when (a) Authorizing Resolutions with respect to the Purchase Contracts have been adopted, (b) the terms of the applicable Purchase Contract Agreement and such Purchase Contracts and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Purchase Contracts have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Purchase Contracts have been authenticated or countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, such Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

5. Units. With respect to any Units, when (a) Authorizing Resolutions with respect to the Units have been adopted, (b) the terms of the applicable Unit Agreement and such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Units have been authenticated or countersigned in accordance with the provisions of the applicable Unit Agreement, such Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of any Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying State of New York law to any such agreement that the laws of the State of New York shall govern the applicable Indenture, Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement or Unit Agreement).

(c) Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Biofrontera AG
February 12, 2020

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon New York law and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(f) Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. Insofar as the foregoing opinions involve matters governed by the laws of Germany, we have relied, without independent investigation, on the opinion of LLR Legerlotz Laschet und Partner Rechtsanwälte Partnerschaft mbB, Köln, Germany. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as an Exhibit 5 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP